Exhibit 10.1.4

AMENDMENT

TO

INTERCEPT PHAMACUETICALS, INC.

2003 AMENDED AND RESTATED STOCK INCENTIVE PLAN

Amendment made as of the 8th day of August, 2012. Reference is hereby made to that certain 2003 Amended and Restated Stock Incentive Plan 2 (the "Plan"). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Plan.

1.          The Plan is hereby amended by deleting the reference in Section 4 thereof to "eight million (8,000,000)" and substituting therefore the number "eleven million (11,000,000)" in order to reflect the increase in the number of shares subject to the Plan.

In all other respects the Plan is hereby ratified and confirmed.

/s/ Mark Pruzanski
Mark Pruzanski
President